Exhibit 99.1

Press Release

For Immediate Release	Media Contact:Hannah Burns 212-526-4064 Investor Contact: Shaun Butler 212-526-8381

LEHMAN BROTHERS REPORTS THIRD QUARTER RESULTS

- Reports Net Income of $887 Million and Net Revenues of $4.3 Billion -

NEW YORK– September 18, 2007 – Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $887 million, or $1.54 per common share (diluted), for the third quarter ended August 31, 2007, representing decreases of 3% and 2%, respectively, from net income of $916 million, or $1.57 per common share (diluted), reported for the third quarter of fiscal 2006.  Net income and earnings per common share (diluted) for the second quarter of fiscal 2007 were $1.3 billion and $2.21, respectively.

For the first nine months of fiscal 2007, the Firm reported record net income of $3.3 billion, or $5.71 per common share (diluted), up 10% and 12%, respectively, from net income of $3.0 billion, or $5.09 per common share (diluted) for the first nine months of fiscal 2006.  The 2006 results include an after-tax gain of $47 million, or $0.08 per common share (diluted), from the cumulative effect of a change in accounting principle associated with the Firm’s adoption of SFAS 123R on December 1, 2005.

Third Quarter Business Highlights

•                  Posted record nine months net revenues, net income and earnings per common share (diluted)

•                  Non-U.S. net revenues represented 53% of the Firm’s net revenues for the third quarter of fiscal 2007

•                  Reported record Investment Management net revenues for the third quarter of fiscal 2007, and record assets under management of $275 billion

Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, “Despite challenging conditions in the markets, our results once again demonstrate the diversity and financial strength of the Lehman Brothers franchise, as well as our ability to perform across cycles.  For the quarter, we reported record net revenues in Investment Management, and our second highest net revenues in both Investment Banking and Equities Capital Markets. In addition, more than half of our net revenues for the quarter came from outside the U.S.  We remain focused on delivering significant long term value for our clients and shareholders.”

Net revenues (total revenues less interest expense) for the third quarter of fiscal 2007 were $4.3 billion, an increase of 3% from $4.2 billion reported in the third quarter of fiscal 2006 and a decrease of 22% from the record $5.5 billion reported in the second quarter of fiscal 2007.  For the first nine months of fiscal 2007, the Firm reported record net revenues of $14.9 billion, an increase of 14% from $13.1 billion for the first nine months of fiscal 2006.

Capital Markets reported net revenues of $2.4 billion for the third quarter of fiscal 2007, a decrease of 14% from $2.8 billion in the third quarter of fiscal 2006.  Fixed Income Capital Markets reported net revenues of $1.1 billion, a decrease of 47% from $2.0 billion in the third quarter of fiscal 2006, primarily due to lower performances within Credit and Securitized Products.  Within Fixed Income Capital Markets, the Firm recorded very substantial valuation reductions, most significantly on leveraged loan commitments and residential mortgage-related positions.  These losses were partially offset by large valuation gains on economic hedges and other liabilities.  The result of these valuation items was a net reduction in revenues of approximately $700 million.  Equities Capital Markets reported its second highest net revenue quarter, with net revenues of $1.4 billion, an increase of 64% from $837 million in the third quarter of fiscal 2006.  This performance was driven by strong client activity in both Cash and Derivative Products, and represents the third straight quarter that Equities Capital Markets has surpassed $1 billion in net revenues.  Investment Banking also reported its second highest net revenue quarter, with net revenues of $1.1 billion representing an increase of 48% from $726 million in the third quarter of fiscal 2006.  This performance was driven by record advisory net revenues, which more than doubled to $425 million from $195 million in the third quarter of fiscal 2006, as well as strong equity origination net revenues, which rose 62% to $296 million from $183 million in the third quarter of fiscal 2006.  For the quarter, debt origination net revenues were $350 million, consistent with $348 million reported in the third quarter of fiscal 2006.  Investment Management reported record net revenues of $802 million, an increase of 33% from $605 million in the third quarter of fiscal 2006.  This performance was driven by record Private Investment Management net revenues, which increased 30% to $334 million from $256 million in the third quarter of fiscal 2006, and record Asset Management net revenues, which increased

34% to $468 million from $349 million in the third quarter of fiscal 2006.  Assets under management grew to a record $275 billion.

Non-interest expenses for the third quarter of fiscal 2007 were $3.1 billion, compared with $3.6 billion in the second quarter of fiscal 2007 and $2.8 billion in the third quarter of fiscal 2006.  Compensation and benefits as a percentage of net revenues was 49.3% during the third quarter of fiscal 2007, consistent with both the second quarter of fiscal 2007 and the third quarter of fiscal 2006.  Non-personnel expenses in the third quarter of fiscal 2007 were $979 million, compared with $915 million in the second quarter of fiscal 2007 and $751 million in the third quarter of fiscal 2006, reflecting continued investments in the franchise and $44 million ($37 million after tax, or $0.06 per common share (diluted)) of costs associated with the restructuring of the Firm’s global residential mortgage origination business, including the closure of BNC Mortgage LLC. These costs reflect non-personnel expenses of approximately $17 million and a goodwill write-down of approximately $27 million, which are included in Other expenses in the Firm’s Consolidated Statement of Income.

The Firm’s pre-tax margin was 28.0% for the third quarter of fiscal 2007, compared with 32.7% for the third quarter of fiscal 2006.  Return on average common equity was 17.1% for the third quarter of fiscal 2007, compared with 21.0% for the third quarter of fiscal 2006.  Return on average tangible common equity was 21.1% for the third quarter of fiscal 2007, compared with 26.1% for the third quarter of fiscal 2006.

As of August 31, 2007, Lehman Brothers’ total stockholders’ equity was $21.7 billion, and total long-term capital (stockholders’ equity and long-term borrowings, excluding any borrowings with remaining maturities of less than twelve months) was $141.5 billion.  Book value per common share was $38.29.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.  Lehman Brothers Inc. is a member of SIPC.

Conference Call

A conference call to discuss the Firm’s financial results and outlook will be held today at 10:00 a.m. ET.  The call will be open to the public.  Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500.  The pass code for all callers is LEHMAN.  The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.”  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 866-501-0095 (domestic) or 203-369-1821 (international).  The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site and by phone until 11:59 p.m. ET on October 19, 2007.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements.  These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events.  These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters.  The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements.  The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

# # #

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except share data)

	At or For the Quarter Ended
	Aug 31,		May 31,		Feb 28,		Nov 30,		Aug 31,
	2007		2007		2007		2006		2006
Income Statement
Net Revenues	$4,308		$5,512		$5,047		$4,533		$4,178
Non-Interest Expenses:
Compensation and Benefits	2,124		2,718		2,488		2,235		2,060
Non-personnel Expenses	979		915		860		809		751
Net Income	887		1,273		1,146		1,004		916
Net Income Applicable to Common Stock	870		1,256		1,129		987		899

Earnings per Common Share:
Basic	$1.61		$2.33		$2.09		$1.83		$1.66
Diluted	$1.54		$2.21		$1.96		$1.72		$1.57

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (a)	17.1%		25.8%		24.4%		22.3%		21.0%
Return on Average Tangible Common Stockholders’ Equity (annualized) (b)	21.1%		31.6%		29.9%		27.6%		26.1%
Pre-tax Margin	28.0%		34.1%		33.7%		32.8%		32.7%
Compensation and Benefits/Net Revenues	49.3%		49.3%		49.3%		49.3%		49.3%
Effective Tax Rate	26.4%		32.3%		32.5%		32.5%		33.0%

Financial Condition
Total Assets	$656,000		$605,861		$562,283		$503,545		$473,737
Net Assets (c)	353,892		337,667		300,797		268,936		239,424
Common Stockholders’ Equity (d)	20,638		20,034		18,910		18,096		17,301
Total Stockholders’ Equity (d)	21,733		21,129		20,005		19,191		18,396
Total Stockholders’ Equity Plus Junior Subordinated Notes (c)	26,647		25,650		23,018		21,929		21,088
Tangible Equity Capital (c), (h)	22,164		21,881		19,487		18,567		17,724
Total Long-Term Capital (e)	141,477		121,948		110,780		100,369		92,430
Book Value per Common Share (f)	38.29		37.15		35.15		33.87		32.16
Leverage Ratio (g)	30.2	x	28.7	x	28.1	x	26.2	x	25.8	x
Net Leverage Ratio (c)	16.0	x	15.4	x	15.4	x	14.5	x	13.5	x

Other Data (#s)
Employees (i)	28,783		28,323		27,090		25,936		24,775
Assets Under Management (in billions)	$275		$263		$236		$225		$207
Common Stock Outstanding (in millions)	529.4		530.2		534.9		533.4		530.3
Weighted Average Shares (in millions):
Basic	540.4		538.2		540.9		539.2		540.9
Diluted	565.8		568.1		575.4		573.1		573.3

See Footnotes to Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.

FOOTNOTES TO SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(a)          Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 10.

(b)         Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 10. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(c)          Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) collateralized lending agreements (including securities purchased under agreements to resell, securities borrowed and securities received as collateral), and 3) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net leverage based on net assets to be a more useful measure of leverage, because it excludes certain low-risk, non-inventory assets and utilizes tangible equity capital as a measure of our equity base. We believe tangible equity to be a more meaningful measure of our equity base as it includes stockholders’ equity and junior subordinated notes (which we consider to be equity-like instruments due to their subordinated and long-term nature) and excludes identifiable intangible assets and goodwill (which we do not consider available to support our remaining net assets). See the reconciliation on page 12. These measures are not necessarily comparable to similarly titled measures provided by other companies in the securities industry because of different methods of calculation.

(d)         Effective December 1, 2006, we adopted both Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The aggregate impact to opening retained earnings from the adoption of these standards was an after-tax increase of approximately $67 million (approximately $113 million pre-tax).

(e)          Total long-term capital includes long-term borrowings (excluding any borrowings with remaining maturities of less than twelve months) and total stockholders’ equity. We believe total long-term capital is useful to investors as a measure of our financial strength.

(f)            The book value per common share calculation includes amortized restricted stock units granted under stock award programs.

(g)         Leverage ratio is defined as total assets divided by total stockholders’ equity.

(h)         Our definition for tangible equity capital limits the amount of junior subordinated notes and preferred stock included in the calculation to 25% of tangible equity capital. The amounts excluded were approximately $375 million and $117 million in the third and second quarters of 2007, respectively; no amounts were excluded in prior periods.

(i)             Headcount at August 31, 2007 reflects reductions related to the restructuring of the Firm’s global residential mortgage origination business announced during the quarter, including the closure of BNC Mortgage LLC.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Quarter Ended			% Change from
	Aug 31, 2007	May 31, 2007	Aug 31, 2006 (a)	May 31, 2007	Aug 31, 2006

Revenues:
Principal transactions	$1,612	$2,889	$2,247
Investment banking	1,071	1,150	726
Commissions	674	568	529
Interest and dividends	10,910	10,558	7,867
Asset management and other	472	414	358
Total revenues	14,739	15,579	11,727
Interest expense	10,431	10,067	7,549
Net revenues	4,308	5,512	4,178	-22%	3%

Non-interest expenses:
Compensation and benefits	2,124	2,718	2,060
Technology and communications	282	287	247
Brokerage, clearance and distribution fees	224	201	164
Occupancy	170	152	128
Professional fees	128	120	90
Business development	91	100	77
Other (b)	84	55	45
Total non-interest expenses	3,103	3,633	2,811	-15%	10%
Income before provision for income taxes	1,205	1,879	1,367
Provision for income taxes	318	606	451
Net income	$887	$1,273	$916	-30%	-3%
Net income applicable to common stock	$870	$1,256	$899	-31%	-3%

Earnings per common share:
Basic	$1.61	$2.33	$1.66	-31%	-3%
Diluted	$1.54	$2.21	$1.57	-30%	-2%

(a)          Certain revenues in the third quarter of 2006 have been reclassified to conform to the current year presentation.

(b)         Includes approximately $44 million of costs associated with the restructuring of the Firm’s global residential mortgage origination business for the period ended August 31, 2007.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Nine Months Ended		% Change from
	August 31,		August 31,
	2007	2006 (a)	2006

Revenues:
Principal transactions	$7,421	$7,298
Investment banking	3,071	2,302
Commissions	1,783	1,529
Interest and dividends	30,557	21,386
Asset management and other	1,281	1,034
Total revenues	44,113	33,549
Interest expense	29,246	20,499
Net revenues	14,867	13,050	14%

Non-interest expenses:
Compensation and benefits	7,330	6,434
Technology and communications	834	713
Brokerage, clearance and distribution fees	620	463
Occupancy	468	408
Professional fees	346	245
Business development	275	211
Other (b)	211	160
Total non-interest expenses	10,084	8,634	17%
Income before taxes and cumulative effect of accounting change	4,783	4,416
Provision for income taxes	1,477	1,460
Income before cumulative effect of accounting change	3,306	2,956
Cumulative effect of accounting change	—	47
Net income	$3,306	$3,003	10%
Net income applicable to common stock	$3,255	$2,954	10%

Earnings per basic common share: (c)
Before cumulative effect of accounting change	$6.03	$5.34
Cumulative effect of accounting change	—	0.09
Earnings per basic common share	$6.03	$5.43	11%

Earnings per diluted common share: (c)
Before cumulative effect of accounting change	$5.71	$5.01
Cumulative effect of accounting change	—	0.08
Earnings per diluted common share	$5.71	$5.09	12%

(a)          Certain revenues in 2006 have been reclassified to conform to the current year presentation.

(b)         Includes approximately $44 million of costs associated with the restructuring of the Firm’s global residential mortgage origination business for the period ended August 31, 2007.

(c)          Earnings per share have been restated to reflect the two-for-one stock split on April 28, 2006.

LEHMAN BROTHERS HOLDINGS INC.

SEGMENT NET REVENUE INFORMATION

(Preliminary and Unaudited)

(In millions)

	Quarter Ended			% Change from
	Aug 31, 2007	May 31, 2007	Aug 31, 2006	May 31, 2007	Aug 31, 2006

Capital Markets:
Fixed Income	$1,063	$1,891	$2,010
Equities	1,372	1,703	837
Total	2,435	3,594	2,847	-32%	-14%

Investment Banking:
Global Finance – Debt	350	540	348
Global Finance – Equity	296	333	183
Advisory Services	425	277	195
Total	1,071	1,150	726	-7%	48%

Investment Management:
Asset Management	468	460	349
Private Investment Management	334	308	256
Total	802	768	605	4%	33%

Total Net Revenues	$4,308	$5,512	$4,178	-22%	3%

	Nine Months Ended		% Change
	Aug 31,		from Aug 31,
	2007	2006	2006

Capital Markets:
Fixed Income	$5,117	$6,312
Equities	4,413	2,659
Total	9,530	8,971	6%

Investment Banking:
Global Finance – Debt	1,318	1,047
Global Finance – Equity	805	590
Advisory Services	948	665
Total	3,071	2,302	33%

Investment Management:
Asset Management	1,344	1,064
Private Investment Management	922	713
Total	2,266	1,777	28%

Total Net Revenues	$14,867	$13,050	14%

LEHMAN BROTHERS HOLDINGS INC.

RECONCILIATION OF AVERAGE STOCKHOLDERS’ EQUITY TO

AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY

(Preliminary and Unaudited)

(In millions)

	Quarter Ended
	Aug 31, 2007	May 31, 2007	Feb 28, 2007	Nov 30, 2006	Aug 31, 2006

Average stockholders’ equity	$21,431	$20,567	$19,632	$18,794	$18,189
Less: average preferred stock	(1,095)	(1,095)	(1,095)	(1,095)	(1,095)
Average common stockholders’ equity	$20,336	$19,472	$18,537	$17,699	$17,094
Less: average identifiable intangible assets and goodwill	(3,880)	(3,592)	(3,447)	(3,363)	(3,331)
Average tangible common stockholders’ equity	$16,456	$15,880	$15,090	$14,336	$13,763

LEHMAN BROTHERS HOLDINGS INC.

ASSETS UNDER MANAGEMENT

(Preliminary and Unaudited)

(In billions)

	At
	Aug 31,	May 31,	Aug 31,
	2007	2007	2006
Composition of Assets Under Management

Equity	$104	$108	$87
Fixed Income	72	65	58
Money Markets	69	64	43
Alternative Investments	30	26	19
Assets Under Management	$275	$263	$207

	Quarter Ended
	Aug 31,	May 31,	Aug 31,
	2007	2007	2006
Assets Under Management Rollforward

Opening balance	$263	$236	$198
Net additions	15	16	6
Net market appreciation/(depreciation)	(3)	11	3
Total increase	12	27	9
Ending balance	$275	$263	$207

LEHMAN BROTHERS HOLDINGS INC.

LEVERAGE and NET LEVERAGE CALCULATIONS

(Preliminary and Unaudited)

(In millions)

	Aug 31, 2007		May 31, 2007		Feb 28, 2007		Nov 30, 2006		Aug 31, 2006
Net assets:
Total assets	$656,000		$605,861		$562,283		$503,545		$473,737
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(11,000)		(7,154)		(6,293)		(6,091)		(5,736)
Collateralized lending agreements	(287,000)		(257,388)		(251,662)		(225,156)		(225,213)
Identifiable intangible assets and goodwill	(4,108)		(3,652)		(3,531)		(3,362)		(3,364)
Net assets	$353,892		$337,667		$300,797		$268,936		$239,424

Tangible equity capital:
Total stockholders’ equity	$21,733		$21,129		$20,005		$19,191		$18,396
Junior subordinated notes (a)	4,539		4,404		3,013		2,738		2,692
Less: Identifiable intangible assets and goodwill	(4,108)		(3,652)		(3,531)		(3,362)		(3,364)
Tangible equity capital (a)	$22,164		$21,881		$19,487		$18,567		$17,724

Leverage (total assets / total stockholders’ equity)	30.2	x	28.7	x	28.1	x	26.2	x	25.8	x

Net leverage (net assets / tangible equity capital)	16.0	x	15.4	x	15.4	x	14.5	x	13.5	x

(a)          Our definition for tangible equity capital limits the amount of junior subordinated notes and preferred stock included in the calculation to 25% of tangible equity capital. The amounts excluded were approximately $375 million and $117 million in the third and second quarters of 2007, respectively; no amounts were excluded in prior periods.